Exhibit 10.2

Certain portions of this document have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

ADMINISTRATION SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the date last written on the signature page by and between MUZINICH CORPORATE LENDING INCOME FUND, INC., a Delaware corporation (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to retain Fund Services to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, Fund Services is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Engagement of Fund Services as Administrator

The Fund hereby engages Fund Services to act as administrator of the Fund on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such engagement and agrees to perform the services and duties set forth in this Agreement.

2.	Services and Duties of Fund Services

Fund Services shall provide the following administration services to the Fund:

A.	General Fund Management:

(1)	Act as liaison among all Fund service providers, including, but not limited to, custodians, transfer agents, fund accountants, transfer agents, auditors, and dividend reinvestment plan administrators, if applicable.

(2)	Coordinate communications with, on behalf of and among the members of the Fund’s Board of Directors’ (the “Board of Directors” or the “Directors”) including by:

a.	Preparing reports for the Board of Directors based on financial and administrative data provided by the Fund.

b.	Preparing and distributing to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

c.	Attending meetings and preparing minutes of meetings of the Board of Directors.

(3)	Audits:

a.	Prepare appropriate schedules and assist independent auditors.

b.	Provide office facilities, if necessary, in connection with such audits.

(4)	Maintain the Fund’s governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to Fund Services by the Fund or its representatives for safe-keeping.

B.	Compliance:

(1)	Regulatory and Internal Revenue Service (the “IRS”) Compliance:

a.	On a quarterly basis, monitor the Fund’s compliance with the 1940 Act requirements applicable to business development companies and the Fund’s status as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”), in each case as modified from time to time, including:

(i)	Maintenance of books and records under Rule 31a-3 of the 1940 Act.
(ii)	IRC Section 851 – 90% Qualifying income
(iii)	IRC Section 851 – Annual Distribution Requirement
(iv)	IRC Section 851 – Fund Diversification
(v)	Section 12(d)(1)(A) of the 1940 Act – Diversification Requirement, if applicable
(vi)	Section 55(a) of the 1940 Act – 70% Qualifying Assets Requirement
(vii)	Section 18 of the 1940 Act, as modified by Section 61 of the 1940 Act – 150% or 200% Asset Coverage Requirement, as applicable

b.	Maintain awareness of applicable regulatory and operational service issues.

c.	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (“SOX Act”) or any rules or regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, provided the same shall not be deemed to change USBFS’s standard of care as set forth herein.

d.	In order to assist the Fund in satisfying the requirements of Rule 38a-1 under the 1940 Act (“Rule 38a-1”), Fund Services will provide the Fund’s Chief Compliance Officer with reasonable access to USBFS’s Fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding (i) continued maintenance of (and any changes in) USBFS’s Federal Securities Law compliance program with respect to the Fund and (ii) the occurrence of any Material Compliance Matter (as these capitalized terms are defined in Rule 38a-1) involving Fund Services that affect or could affect the Fund.

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e.	Fund Services will provide the Fund with certain copies of third party audit reports (e.g., SSAE 16 or SOC 1) through access to USBFS’s CCO Portal to the extent such reports are available and related to services performed or made available by Fund Services under this Agreement. The Fund acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

(2)	SEC Reporting:

a.	Prepare financial statements for inclusion in Form 10-Q and Form 10-K filings, as applicable.

b.	Prepare and file fidelity bond under Rule 17g-1 of the 1940 Act.

C.	SEC Inspections:

(1)	Assist in producing materials requested by the SEC.

(2)	Maintain records of all materials produced as requested by the SEC.

D.	Financial Reporting:

(1)	Provide financial data for inclusion in the Fund’s registration statements filed under the Securities Act of 1933 and/or Securities and Exchange Act of 1934 (the “1934 Act”) .

(2)	Supervise the maintenance of the Fund’s general ledger and the preparation of the Fund’s financial statements, including oversight of expense payments, of the determination of net asset value of the Fund’s shares, and of the declaration and payment of dividends and other distributions to shareholders.

(3)	Compute the total return and expense ratio of the Fund and the Fund’s portfolio turnover rate.

(4)	Prepare quarterly and annual financial statements, which include without limitation the following items:

a.	Schedule of Investments.

b.	Consolidated Balance Sheet.

c.	Statement of Operations.

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d.	Statement of Changes in Net Assets.

e.	Statement of Cash Flows.

f.	Financial data for inclusion in Notes to the quarterly and annual financial statements.

(5)	Coordinate certification requirements pursuant to the SOX Act.

(6)	Compute total return calculations.

(7)	Assist the Fund’s Chief Executive Officer and Chief Financial Officer in connection with establishing and maintaining internal control over financial reporting (as defined in Rules 13a-15(f) and 15-d(f) under the Securities Exchange Act of 1934 (the “1934 Act”)) for the Fund.

E.	Tax Reporting:

(1)	File Form 1099 Miscellaneous for payments to Directors and other service providers.

(2)	Prepare tax schedules, which include without limitation the following items:

a.	Fiscal Distribution Schedule (including recorded ROSCOP journal entry to general ledger).

b.	Excise Distribution Schedule.

3.	Compensation

Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time by consent of both parties to this Agreement). The Fund shall pay all fees and reimbursable miscellaneous expenses as are reasonably incurred by Fund Services in performing its duties hereunder and as are described in Exhibit A hereto. In the event any additional requirements are imposed upon Fund Services hereunder due to the adoption of any new or amended industry, regulatory or other applicable rules, the parties shall, acting in good faith, mutually agree upon any additional compensation in respect thereof. The Fund shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify Fund Services in writing within thirty (30) calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within thirty (30) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices may be assessed, in USBFS’s discretion, a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Fund to Fund Services shall only be paid out of assets and property of the Fund

Notwithstanding anything to the contrary herein, Exhibit A reflects all fees to be paid by and all expenses to be reimbursed by the Fund in favor of Fund Services collectively, pursuant to (a) this Agreement, and (b) that certain Fund Accounting Servicing Agreement to be entered into between the Fund and Fund Services on or about the date hereof (the “Fund Accounting Agreement”), and, for the avoidance of doubt, in all cases the amounts payable hereunder shall be without duplication of any amounts payable under the Fund Accounting Agreement.

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4.	Representations and Warranties

A.	The Fund hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its respective obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

B.	Fund Services hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

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(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

5.	Standard of Care; Indemnification; Limitation of Liability

A.	Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Fund Services shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS’ control, except a loss arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the performance of its duties under this Agreement, the Fund shall indemnify and hold harmless Fund Services from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented attorneys’ fees) that Fund Services may sustain or incur or that may be asserted against Fund Services by any person arising out of or relating to any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Fund Services by the Fund’s investment adviser or by any duly authorized officer of the Fund, as approved by the Board of Directors of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the the Fund, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund Services” shall include USBFS’ directors, officers and employees.

Fund Services shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term the “Fund” shall include its directors, officers and employees.

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Subject to each party’s indemnification obligations with respect to third party claims (as described above), neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services shall as promptly as possible under the circumstances notify the Fund in the event of any service interruption that materially impacts USBFS’ services under this Agreement. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services as soon as practicable. Fund Services agrees that it shall, at all times, have reasonably adequate business continuity and disaster recovery contingency plans, systems and processes, including without limitation arrangements with appropriate parties, and shall make reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect USBFS’ premises and operating capabilities, books and records maintained on behalf of the Fund at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Fund Services shall promptly notify the Fund upon discovery of any material administrative error, and shall consult with the Fund about the actions it intends to take to correct the error prior to taking such actions. A “material administrative error” means any error which the Fund’s management, including its Chief Compliance Officer, would reasonably need to know to oversee Fund compliance. Moreover, Fund Services shall obtain and provide the Fund, at such times as they may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement.

Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors at its own expense.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

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C.	The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If Fund Services is acting in another capacity for the Fund pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity.

6.	Proprietary and Confidential Information

Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval may not be withheld where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted regulatory authorities, provided that to the extent permitted by law, Fund Services shall provide the Fund notice prior to such disclosures, or (iii) when so requested by the Fund; provided, however, that in the case of (i) and (ii) above, Fund Services shall reasonably cooperate with the Fund in its efforts to maintain the confidentiality of any such information. Records and other information which have become known to the public through no wrongful act of Fund Services or any of its directors, officers, employees, agents or representatives, and information that was already in the possession of Fund Services on an unrestricted basis prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph. Fund Services acknowledges that it may come into possession of material nonpublic information with respect to the Fund, its portfolio companies or other privately or publicly held companies and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

Further, Fund Services will adhere to privacy policies adopted and as may be modified from time to time by Fund Services subject to oversight by the Fund’s Chief Compliance Officer, as required by Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the “GLB Act”). In this regard, Fund Services shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders. In addition, Fund Services has implemented and will maintain an effective information security program reasonably designed to protect information relating to Shareholders (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) ensure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices prevailing within the registered investment company servicing industry. Fund Services shall promptly notify the Fund in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any Personal Information (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). Fund Services shall promptly investigate and remedy, and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. Fund Services shall bear the cost of the Security Breach only if Fund Services is determined to be responsible for such Security Breach.

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In addition to, and without limiting the foregoing, Fund Services will promptly cooperate with the Fund or any of their affiliates’ regulators at USBFS’s expense (only if Fund Services is determined to be responsible for such Security Breach) to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony.

Notwithstanding any other provision in this Agreement, the obligations set forth in this Section 6 shall survive termination of this Agreement.

Notwithstanding the foregoing, Fund Services will not share any nonpublic personal information concerning any of the Fund’s shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the GLB Act.

7.	Term of Agreement; Amendment

This Agreement shall become effective as of the date last written below and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms. However, this Agreement may be terminated by either party upon giving one hundred and twenty (120) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by the parties, and authorized or approved by the Board of Directors.

8.	Records

Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with any requirements of applicable laws, rules and/or regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Fund Services agrees that all such records prepared or maintained by Fund Services relating to the services to be performed by Fund Services hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request. Fund Services agrees to provide any records necessary to the Fund to comply with the Fund’s disclosure controls and procedures and internal control over financial reporting adopted in accordance with the SOX Act. Without limiting the generality of the foregoing, Fund Services shall cooperate with the Fund and assist the Fund, as necessary, by providing information to enable the appropriate officers of the Fund to (i) execute any required certifications and (ii) provide a report of management on the Fund’s internal control over financial reporting (as defined in Sections 13a-15(f) or 15a-15(f) of the 1934 Act).

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9.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBFS’ duties or responsibilities hereunder is designated by the Fund by written notice to Fund Services, Fund Services will promptly, upon such termination and, except in the case of a material breach by Fund Services, in which case all expenses shall be borne by Fund Services, at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which Fund Services has maintained the same, the Fund shall pay any reasonable and documented expenses incurred in connection with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Fund.

11.	No Agency Relationship

Fund Services shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund, or conduct business in the name, or for the account, of the Fund.

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12.	Data Necessary to Perform Services

The Fund or its agents shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. For the avoidance of doubt, Fund Services agrees that, to the extent required in order to carry out any of its obligations hereunder, Fund Services will coordinate with all other service providers of the Fund as may be requested and authorized by the Fund, including each custodian of the Fund, as appropriate. If Fund Services is also acting in another capacity for the Fund, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such capacity.

13.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund wihtout the written consent of Fund Services, or by Fund Services without the written consent of the Fund accompanied by the authorization or approval of the Board of Directors.

14.	Compliance with Laws

The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the SOX Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 and the policies and limitations of the Fund related to its portfolio investments as set forth in its registration statement. USBFS’ services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board of Directors’ oversight responsibility with respect thereto. Further, the Fund agrees that it complies with any and all applicable local, state, federal, and international data protection laws, and confirms necessary and appropriate consents, disclosures and notices are in place to enable collection and processing of personal data by Fund Services. Fund Services’ functions hereunder shall not relieve the Fund of their primary day-to-day responsibility for assuring such compliance.

The foregoing shall not affect USBFS’s responsibilities for compliance and related matters delegated to Fund Services by the Fund as expressly provided herein. Fund Services shall comply with changes to all regulatory requirements affecting its services hereunder to the Fund and shall implement any necessary modifications to the services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such regulatory requirements.

15.	Legal-Related Services

Nothing in this Agreement shall be deemed to appoint Fund Services and its officers, directors and employees as the Fund’ attorneys, form attorney-client relationships or require the provision of legal advice. The Fund acknowledges that in-house Fund Services attorneys exclusively represent Fund Services and rely on outside counsel retained by the Fund to review all services provided by in-house Fund Services attorneys and to provide independent judgment on the Fund’s behalf. Because no attorney-client relationship exists between in-house Fund Services attorneys and the Fund, any information provided to Fund Services attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. Fund Services represents that it will maintain the confidentiality of information disclosed to its in-house attorneys in accordance with its obligations under Section 6 above.

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16.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, upon delivery after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent by email (so long as no error message is received in response thereto), or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Fund Services shall be sent to:

U.S. Bancorp Fund Services, LLC

777 East Wisconsin Avenue

MK-WI-J1S

Milwaukee, WI 53202

Chief Counsel

Email: michael.dahm@usbank.com

and notice to the Fund shall be sent to:

Muzinich Corporate Lending Income Fund, Inc.

c/o Muzinich BDC Adviser, LLC

450 Park Ave.

New York, NY 10022

Email: legal@muzinich.com

17.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

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18.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

19.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the last date written above.

MUZINICH CORPORATE LENDING INCOME FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Paul F. Fehre	By:	/s/ Jason Hadler
Name:	Paul F. Fehre	Name:	Jason Hadler
Title:	Director, CFO & Treasurer	Title:	Senior Vice President

Date:	September 7, 2023	Date:	9/7/2023

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Exhibit A to the Fund Administration Servicing Agreement

[***]

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